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                                                                    EXHIBIT 23.3

                               CONSENT OF KPMG LLP


The Board of Directors
Healthcare.com  Corporation

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in this joint proxy statement/prospectus.

KPMG LLP
Atlanta, Georgia

June 26, 2001